                    ROCHESTER TELEPHONE CORP.


                               TO


                     CHEMICAL BANK, Trustee




                  FIRST SUPPLEMENTAL INDENTURE




                 Dated as of September 20, 1995

     (Supplemental to Indenture Dated as of March 14, 1995)

          FIRST SUPPLEMENTAL INDENTURE, dated as of September 20, 1995 (this "First Supplemental Indenture"), between ROCHESTER TELEPHONE CORP., a New York corporation (hereinafter called the "Company"), having its principal executive offices at 180 Clinton Avenue, Rochester, New York 14646-0700, and CHEMICAL BANK, a New York corporation, as Trustee (hereinafter called the "Trustee"), having its Corporate Trust Office at 450 West 33rd Street, New York, New York 10001.


                     Recitals of the Company


          WHEREAS, the Company has executed and delivered its Indenture dated as of March 14, 1995 (hereinafter called the "Indenture"), to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes, or other evidences of indebtedness; and

          WHEREAS, the Company issued and sold on March 27, 1995 a series of Securities under the Indenture designated its Medium-
Term Notes, 1995 Series A (the "Notes") in a private placement in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof; and

          WHEREAS, the Company is offering to exchange (the "Exchange") the Notes for an equal principal amount of a new series of Securities to be issued under the Indenture, hereinafter referred to as "Medium-Term Notes, 1995 Series B" or "Exchange Notes", which Securities shall be identical to the Notes in all respects except that the Exchange Notes will be registered under the Securities Act, pursuant to a registration statement on Form S-4 (the "Exchange Registration Statement"); and

          WHEREAS, Section 901(4) of the Indenture authorizes the Company and the Trustee to enter into supplemental indentures without the consent of the Holders to establish the form and terms of securities of any series as permitted by Sections 201 and 301 of the Indenture; and

          WHEREAS, Section 901(10) of the Indenture authorizes the Company and the Trustee to enter into supplemental indentures without the consent of the Holders to make provisions with respect to matters arising under the Indenture that will not adversely affect the interests of Holders of Securities of any series in any material respect; and

          WHEREAS, to so provide for the establishment of the Medium-Term Notes, 1995 Series B and to provide for the Exchange, the Company has authorized the execution of this First
Supplemental Indenture to the Indenture and has requested the Trustee to execute the First Supplemental Indenture; and

          WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument have been done and performed and the execution and delivery hereof have been in all respects duly authorized, including the delivery to the Trustee of the Opinion of Counsel referenced in Section 903 of the Indenture;


          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

          Section 1.     Definitions.

          For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Section 2.     Certain Amendments.

          (a) Section 101 of the Indenture shall be amended by adding the following definitions in the proper alphabetical order:

               "Exchange Registration Statement" means the registration statement on Form S-4, No. 33-91250, as amended, filed by the Company with the Securities and Exchange Commission with respect to an offer to exchange its Securities designated "Medium-Term Notes, 1995 Series A" for its Securities designated "Medium-Term Notes, 1995 Series B."

               "Restricted Securities" means Securities not registered under the Securities Act pursuant to an exemption from registration set forth therein.

               "Securities Act" means the Securities Act of 1933, as amended.

          (b) Section 305 of the Indenture shall be amended by adding the following paragraphs after the last paragraph of such section:

               "The transfer and exchange of beneficial interests in Global Securities shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Except as expressly provided in this Indenture, the Trustee and the Security Registrar shall have no responsibility under this Indenture for monitoring compliance with the terms of this Indenture with respect to any transfer or exchange of Global Securities or beneficial interests therein.

               Except as permitted by the following paragraph, each Security evidenced by a Global Security or a Security in definitive registered form (and all Securities issued in exchange therefor or in substitution thereof) shall be subject to (i) with respect to Global Securities, the restrictions on transfer provided in the legend set forth in Section 203 and (ii) with respect to Restricted Securities, the applicable legend set forth in the form of such Restricted Securities.

               Upon a request for registration of any transfer of a Restricted Security (A) pursuant to an effective registration statement under the Securities Act (including, without limitation, the Exchange Registration Statement) or (B) satisfying the conditions for an exemption from registration in accordance with Rule 144 under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, then: (x) in the case of any Restricted Security that is a Security registered in definitive form, the Security Registrar shall exchange such Restricted Security for a Security registered in definitive form of like tenor and aggregate principal amount with substantially similar terms that does not bear a legend and rescind any restriction on the transfer of such Restricted Security and (y) in the case of any Restricted Security represented by a Global Security, such Global Security will not be subject to any restriction on transfer set forth in clause (ii) of the preceding paragraph (such sales or transfers being subject only to the provisions of the second preceding paragraph) and shall not be subject to the provisions of Section 204, in the case of the Company's Securities designated "Medium-Term Notes, 1995 Series A"; provided, however, with respect to any request for an exchange of a Restricted Security represented by a Global Security for a Security registered in definitive form which does not bear a legend, which request is made in reliance upon Rule 144 or any successor provision, the Holder thereof shall certify in writing to the Security Registrar that such request is so being made in reliance on Rule 144 (such certification to be substantially in the form set forth in Section 305A) and provide an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and the Trustee and in form acceptable to the Company, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 or such successor provision.

               The Company shall promptly inform the Trustee in writing of the effective date of any registration statement registering any of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

          Section 305A.  Form of Certification.

               In connection with any certification contemplated by Section 305, relating to compliance with certain restrictions relating to transfers or exchanges of the Securities, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be reasonably approved by the Company and reasonably acceptable to the
          Trustee:

          CERTIFICATE TO BE DELIVERED UPON [  ] EXCHANGE OF AN
          BENEFICIAL INTEREST IN THE GLOBAL SECURITY FOR
          DEFINITIVE SECURITIES OR [  ] EXCHANGE OR REGISTRATION
          OF TRANSFER OF DEFINITIVE SECURITIES.

          Re:  Notes Due ____ ("Notes") of Rochester Telephone
               Corp.

               This Certificate relates to $_________ principal amount of Notes (such designated series hereinafter referred to as the "Securities") currently registered in [ ] book-entry or [ ] definitive form in the name of _________________ (the "Transferor").

               All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture relating to the Securities.

          The Transferor or Transferee:
               [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities registered in definitive form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

               [  ]      has requested the Trustee by written
          order to exchange or register the transfer of a Security or Securities registered in definitive form.

               In connection with such request and in respect of each such Security, the Transferor does hereby certify as follows:

               (1)  [  ] Such Security is being transferred to
          Rochester Telephone Corp.

               (2)  [  ]      Such Security is being acquired for
          its own account, without transfer.

               (3)  [  ]      Such Security is being transferred
          pursuant to an effective registration statement under the Securities Act.

               (4) [ ] Such Security is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act.

               (5)  [  ]      Such Security is being transferred
          pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder.*

               (6)  [  ]      Such Security is being transferred
          to an institutional accredited investor that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee).*

               (7)  [  ]      Such Security is being transferred
          pursuant to another available exemption from the registration requirements of the Securities Act.

               *  If box (5), (6) or (7) is checked, such
          transfer is subject to the Transferor's having previously furnished to the Company and the Trustee such certifications, legal opinions or other information requested to confirm that such transfer is being made pursuant to any exemption from, and not in a transaction subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 thereunder.

                                   [INSERT NAME OF TRANSFEROR
                                   OR TRANSFEREE]


                                   By: _______________________


          Date: ___________________
               To be dated the date of
               presentation or surrender"

          (c) Section 608 of the Indenture shall be amended by adding the following sentence after the last sentence of such section:

               "There shall be excluded from the terms of Section
          310(b) of the Trust Indenture Act, the Company's Medium-Term Notes, 1995 Series A Securities issued pursuant to this Indenture which are outstanding."

          Section 3.  Medium-Term Notes 1995 Series B.

          Pursuant to Section 313 of the Indenture, the Company shall issue a series of Securities under the Indenture designated "Medium-Term Notes, 1995 Series B" (herein sometimes referred to as the "Exchange Notes") in an aggregate principal amount up to $40,000,000, substantially in the form of Exhibit A hereto.

          (1)  The aggregate principal amount of the Exchange
     Notes presently authorized to be authenticated and delivered under the Indenture is up to $40,000,000.

          (2) Principal on each Exchange Note shall be payable on its maturity date, which shall be March 27, 2002.

          (3) The interest rate on the Exchange Notes shall be 7.51% per annum.

          (4) The Interest Payment Dates for the Exchange Notes shall be March 27 and September 27 of each year commencing
     September 27, 1995.

          (5) The Regular Record Dates for the Exchange Notes shall be March 12 and September 12 of each year.

          (6) The Exchange Notes shall not be redeemable at the option of the Company, nor repayable at the option of the holder thereof.

          (7) Payment of the principal of, premium, if any, and interest due on the Exchange Notes will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

          (8) The Exchange Notes will be issued only in fully registered book-entry form in minimum denominations of $1,000 or an integral multiple thereof represented by a Global Security registered in the name of Cede & Co., as the registered owner and nominee of the Depositary Trust Company, as Depositary for the Exchange Notes, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the Depositary and the Trustee.

          (9) The Exchange Notes will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally with all of the Company's other unsecured and unsubordinated indebtedness.

          (10) All percentages resulting from any calculation with respect to the Exchange Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upward. Amounts used or resulting from such calculation on the Exchange Notes will be rounded to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

          (11) There shall be no sinking fund with respect to the Exchange Notes.

          (12) The Exchange Notes shall be denominated, and all payments with respect to the Exchange Notes shall be made, in U.S. dollars.

          (13) The Trustee shall initially serve as Security
     Registrar and Paying Agent for the Exchange Notes.

          Section 4.     Effect of this Supplemental Indenture.

          (1) Upon the execution of this Supplemental Indenture, the Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder of Securities heretofore or hereafter authenticated and delivered thereunder shall be bound hereby, whether so expressed or not.

          (2) This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          (3) This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New
York without giving effect to the conflicts of law provisions thereof.

          (4) The Section headings herein are for convenience only and shall not affect the construction hereof.

          (5)  In case any provision of this Supplemental
Indenture or the Exchange Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (6) Nothing in this Supplemental Indenture or in any Exchange Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.


          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              ROCHESTER TELEPHONE CORP.

                                        /s/ Martin Mucci
[SEAL]                             By: ----------------------
--------------------------
                                     Name:  Martin Mucci
                                    Title: Treasurer
Attest:

/s/ Gregg C. Sayre
_________________________
     Secretary


                              CHEMICAL BANK

                                   /s/ R. Lorenzen
                              By: ____________________________
                              Name:   R. Lorenzen
                              Title:  Senior Trust Officer
Attest:

illegible
_________________________


STATE OF NEW YORK   )
                    SS.:
COUNTY OF MONROE    )

          On the 19th day of September, 1995, before me personally came Martin Mucci, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of ROCHESTER TELEPHONE CORP., a New York corporation, one of the persons described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.

                              /s/ Karen L. Markle
                              ---------------------
                              Notary Public
[NOTARIAL SEAL]



STATE OF NEW YORK   )
                    SS.:
COUNTY OF NEW YORK  )

          On the 19th day of September, 1995, before me personally came R. Lorenzen, to me known, who, being by me duly sworn, did depose and say that he is a Senior Trust Officer of Chemical Bank one of the persons described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                              /s/ Annabelle DeLuca
                              -------------------------
                              Notary Public
[NOTARIAL SEAL]


                          FORM OF NOTE


     This Note is a global security as defined in the Indenture referred to herein. Unless and until it is exchanged in whole or in part for notes in definitive registered form, this Note may not be transferred except as a whole by the depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository Trust Company and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.

     If applicable, the "Total Amount of OID" and "Yield to Maturity" set forth below will be completed solely for the purposes of applying the federal income tax original issue discount ("OID") rules.

REGISTERED                                             REGISTERED
No. 1                                                 $40,000,000
                    ROCHESTER TELEPHONE CORP.
                 Medium-Term Note, 1995 Series B

CUSIP:                        ORIGINAL ISSUE DATE:  September 20,
                                                            1995

INTEREST RATE:  7.51%         STATED MATURITY DATE:  March 27, 2002

INITIAL REDEMPTION DATE:  N/A      INTEREST PAYMENT DATES:  March 27 and
                                                            September 12

ANNUAL REDEMPTION             REGULAR RECORD DATES:  March 12 and
PERCENTAGE REDUCTION:  N/A                           September 12

INITIAL REDEMPTION
PERCENTAGE:  N/A                   OPTIONAL REPAYMENT DATE(S): N/A

ORIGINAL ISSUE DISCOUNT NOTE:  N/A TOTAL AMOUNT OF OID:  N/A

YIELD TO MATURITY:  N/A            INITIAL ACCRUAL PERIOD OID: N/A


          ROCHESTER TELEPHONE CORP., a New York corporation (the "Company", which term includes any successor thereof under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FORTY MILLION DOLLARS ($40,000,000) on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest hereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semiannually on the Interest Payment Dates specified above in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs on an Interest Payment Date or between a Regular Record Date, as specified above, and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the registered holder hereof on the Regular Record Date with respect to such Interest Payment Date, and on the Stated Maturity Date specified above (or any Redemption Date as defined herein or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal payable on such date). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day that is not a Business Day as defined below, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest on each payment shall accrue for the period from and after such Maturity Date or Interest Payment Date, provided that if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Regular Record Date (whether or not a Business
Day) next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banks and trust companies are authorized or required by law, executive order or regulation to remain closed in The City of New York.

          All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionth of a percentage point being rounded upward.
Amounts used or resulting from such calculation on this Note will be rounded to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

          Payment of the principal of, and premium, if any, and interest due on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, provided further that, if the Holder hereof is the Holder of U.S. $5,000,000 or more in aggregate principal amount of Notes of like tenor and term, such U.S. dollar interest payments will be made (if so requested by such Holder) by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee not less than fifteen calendar days prior to the applicable Interest Payment Date.

          This Note is one of a duly authorized series of securities of the Company known as the "Rochester Telephone Corp. Medium-Term Notes, 1995 Series B" (the "Medium-Term Notes" or "Notes") issued and to be issued under an indenture dated as of March 14, 1995 (as supplemented by the Supplemental Indenture dated as of September 20, 1995, and as further amended or supplemented, the "Indenture") between the Company and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Medium-Term Notes, and the terms upon which the Medium-Term Notes are, and are to be, authenticated and delivered. The Medium-Term Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

          This Note is not subject to any sinking fund.

          This Note may be subject to repayment at the option of the Holder on any Holder's Optional Repayment Date(s), if any, specified above. If no Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 20 days but not more than 45 days prior to a repayment date (i) this Note with the form attached hereto entitled "Option to Elect Repayment" duly completed or (ii) a telegram, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid with the form entitled "Option to Elect Repayment" duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, facsimile transmission or letter and this Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder of this Note shall be irrevocable.

          This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"), provided that the Initial Redemption Percentage is also specified above. If no Initial Redemption Date is specified above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

          If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

          The Indenture provides that, if at any time the Company mortgages, pledges or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, the Company will secure the Medium-Term Notes, and any other obligations of the Company that may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to liens granted under the Revolver Security Agreement, as defined in the Indenture, or to the creation, extension, renewal or refunding of purchase-money mortgages or liens, landlords' liens with respect to the sale or financing of accounts or chattel paper or other liens to which any property or asset acquired by the Company is subject as of the date of its acquisition by the Company, or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to worker's compensation, unemployment insurance, old age, pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents any Person other than the Company from mortgaging, pledging or subjecting any lien on any property or assets, whether or not acquired by such Person from the Company.

          If an Event of Default with respect to the Medium-Term Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Medium-Term Notes due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the modification of the rights and obligations of the Company and the rights of the Holders of the Outstanding Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Medium-Term Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Medium-Term Notes, unless otherwise specified therein, are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Medium-Term Notes are exchangeable for a like aggregate principal amount of Medium-Term Notes in authorized denominations, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and the Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

          All terms used in this Note and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.


                              ROCHESTER TELEPHONE CORP.


[SEAL]                        By:   ------------------------
                                     Anthony J. Cassara
                                     President



                              By:   -----------------------------
                                     Gregg C. Sayre
                                     Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Chemical Bank, as Trustee


By: -----------------------------------------------
          Authorized Officer